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                                                                    EXHIBIT 99.1


                         ALLEGHENY LUDLUM CORPORATION
    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 15, 1996

 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALLEGHENY LUDLUM CORPORATION

  The undersigned hereby appoints James L. Murdy, Jon D. Walton and Mary W. Snyder or any of them, each with power of substitution and revocation, proxies or proxy to vote all shares of Common Stock which the undersigned is entitled to vote with all powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Allegheny Ludlum Corporation on August 15, 1996, and any adjournments thereof, upon the matters set forth on the reverse of this card, and, in their discretion, upon such other matters as may properly come before such meeting.

  SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THIS PROXY CARD AND TO RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

  THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED "FOR" ALL PROPOSALS.

               Please, vote, date and sign on the reverse side.

                             FOLD AND DETACH HERE

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                                                            X    Please mark
                                                                 your vote as
                                                               indicated in the
                                                                   example

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING ITEMS:

1. Approval and adoption of the Agreement and Plan of Merger and Combination and the transactions contemplated thereby

                                      FOR
                                    AGAINST
                                    ABSTAIN

2. Approval of the adoption of the Allegheny Teledyne Incorporated 1996 Incentive Plan

                                      FOR
                                    AGAINST
                                    ABSTAIN

3. Approval of the adoption of the Allegheny Teledyne Incorporated 1996 Non-Employee Director Stock Compensation Plan

                                      FOR
                                    AGAINST
                                    ABSTAIN

4. Approval of the adoption of the amended and restated Performance Share Plan for Key Employees of Allegheny Ludlum Corporation and Subsidiaries

                                      FOR
                                    AGAINST
                                    ABSTAIN

5. Approval of the adoption of the Teledyne Inc. 1996 Senior Executive Perfor-mance Program

                                      FOR
                                    AGAINST
                                    ABSTAIN


                                          DATE: __________________________, 1996
                                          ______________________________________
                                          ______________________________________
                                                 (Signature or Signatures)

                                          Please sign EXACTLY as your name
                                          appears at the left. When signing as a
                                          fiduciary or corporate officer, give
                                          full title. For joint accounts, please
                                          furnish both signatures.

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                             FOLD AND DETACH HERE
                                   [ALC LOGO]
Dear Shareholder:

  Enclosed are materials relating to the Special Meeting of Shareholders of Allegheny Ludlum Corporation to be held on August 15, 1996. The Notice of Meeting and Joint Proxy Statement/Prospectus describe the formal business to be transacted at the meeting.

  Your vote is important. Please complete, sign and promptly return the attached proxy card in the accompanying postage-paid envelope whether or not you expect to attend the meeting.

                             /s/ Jon D. Walton
                             Jon D. Walton
                             Vice President-General Counsel and Secretary